Exhibit 10.13

UBS Financial Services Inc.


  Date      Number   Type Price  Amount    Expiration
mm/dd/yyyy                      Granted        Date
                                            mm/dd/yyyy
--------    -------- ---- -----  -------   -----------
MM/DD/YYYY  000000   RSU  $0.00    000      MM/DD/YYYY

To accept or reject this grant please scroll down to the bottom of the page.

Intel Corporation
Notice of Grant

Congratulations. You were recently issued a grant under Intel Corporations Equity Incentive Plan. Your grant details, such as the amount granted, vesting schedule and option expiration date, are listed under the Grants/Awards tab in your UBS Financial Services Inc. stock account.

Your grant is governed by the terms of Intels Equity
Incentive Plan under which they were granted. Access the documents below and the Prospectus via the Library section of your stock account or visit Intels intranet: Circuit, select Circuit > Employee Services > Stock. A paper copy is available upon request.

To read and print the terms and conditions of your grant agreement, select the link below.

Terms and Conditions

The most recent Intel Corporation Annual Report to
Stockholders can be found at
www.intc.com/intel/finance/annual.htm

By accepting the terms and conditions of the above grant agreement, you acknowledge that you have read and agree to all of the terms and conditions set forth above.

If you decide to reject the terms and conditions of the grant, your grant will be cancelled.

You make your decision at a later time by selection the Decide Later button.

Please select one of the following actions. You will be asked to confirm your selection on the following page.

	Accept		Reject		Decide Later